ASSIGNMENT CONTRACT OF SHARE RIGHTS OF OMEGA ENERGY
COLOMBIA IN THE CARBONERA CONTRACT SHARE AGREEMENT
(ENTERED INTO BETWEEN WELL LOGGING LTDA and PETROLEUM
EQUIPMENT INTERNATIONAL LTDA) and in consequence IN THE
CARBONERA BLOCK IN FAVOR OF PETROSOUTH ENERGY
CORPORATION – COLOMBIAN BRANCH

Between the undersigning, namely:  on the one hand:OMAR LEAL QUIROZ, of legal age, domiciled and resident in the city of Bogotá D.C., identified with citizenship card No. 91.241.011 issued in Bucaramanga (Santander), who for purposes of this act is acting in his capacity of Manager and Legal Representative of OMEGA ENERGY COLOMBIA, a corporation legally organized through pubic deed No. two thousand nine hundred and sixty three (#2963) issued on November twenty ninth (29th) of two thousand (2000) under number 70154 of Book 06, a corporation with main domicile in the city of Bogota, D.C., identified with tax identification number (TIN) 830.081.895-1, all of this certified in the Certificate of Incorporation and Legal Representation issued for said purpose by the Chamber of Commerce of the city of Bogota, which is attached to this contract to be part thereof (Schedule #1), duly entitled to enter into this Agreement, in accordance with its by-laws, and who hereinafter and for said purposes shall be called OMEGA or THE ASSIGNOR, and on the other hand:  PETROSOUTH ENERGY CORPORATION – COLOMBIAN BRANCH, a corporation legally organized through public deed No. Six hundred and fifty seven (#00657) of two thousand and seven (2007) issued by the Forty Fifth Notary’s Office (45th) of the Circle of Bogota, domiciled in the city of Bogota, D.C., identified with tax identification number (TIN) 900.140.614, legally represented by Mr. FELIPE PIMIENTA BARROS, of legal age, domiciled and resident in the city of Bogota, D.C., identified with citizenship card No. 79.785.924 issued in Valledupar (Cesar), all of this certified in the Certificate of Incorporation and Legal Representation issued for said purpose by the Chamber of Commerce of the city of Bogota, which is attached to this contract to become part thereof (Schedule #2), duly entitled to enter into this Agreement by the Board of Directors of the Corporation, who hereinafter and for all purposes thereof shall be called PETROSOUTH or THE ASSIGNEE, have decided to enter into this Share Agreement,

WHEREAS

I.
WELL LOGGING LTDA. (hereinafter WELL LOGGIN), a commercial corporation duly organized under the laws of the Republic of Colombia, with Tax Identification Number (TIN)830.013.746-3, entered into with ANGENCIA NACIONAL DE HIDROCARBUROS (hereinafter the ANH) on December twenty eighth (28th) of two thousand and five (2005), the Carbonera Exploration and Exploitation Contract (hereinafter the Carbonera Contract), being it the Operator thereof.

II.
WELL LOGGING currently has a Private Share Agreement fully in force with C&C ENERGIA BARBADOS SUCURSAL COLOMBIA, for which C&C has rights and oblications to contribute with costs and expenses and to receive Net Incomes that WELL LOGGING may obtain upon developing the Carbonera Contract by a twenty five per cent (25%).

III.
WELL LOGGING bound itself as part of the Minimum Exploratory Program for the First Phase of the Carbonera Contract Exploration Period, which expired past April twenty eighth (28th) of 2007, to: (i) Acquisition, geological collection and interpretation of thirty eight (38) kms of 2D seismic, and (ii) execute the re-entry and assessment of the Cerro Gordo well and in the event of not being able to carry out the re-entry, to drill an exploratory well up to La Luna formation basis.

IV.
After the expiration period on April twenty eighth (28th) of two thousand and seven (2007), the ANH provides an automatic term of two months as of the expiration date to comply with the obligation set forth in the immediate previous items as provided for in the Exploration and Exploitation Contract enter into therewith.

V.	Up to date, WELL LOGGING has acquired, carried out the geological collection and interpretation of thirty eight (38) kms of 2D seismic.

VI.
For compliance with the remaining obligation of the First Phase of the Carbonera Contract Exploration Period, WELL LOGGING has decided to carry out re-entry and assessment activities of Cerro Gordo -1 well, located in the Department of Norte de Santander.

VII.
PEI Expressed its interest in participating in the execution of the Carbonera Contract as private investor in principle, with a contribution in kind of all of the activities needed to carry out the Re-entry and assessment activities of the Cerro Gordo Well -1.  Reason why, through private document of April twenty fifth (25th) of two thousand and seven (2007), it entered into with WELL LOGGING a share agreement over the sixty five per cent (65%) of the Carbonera Block (agreement which is attached to and is part of this agreement) through which it committed itself to execute before May twenty eighth (28th) of two thousand and seven (2007), by its own means and with is own personnel, independently and with full technical, directive, administrative and especially financial autonomy, the Re-entry activities of Cerro Gordo 1 well located in the Department of Norte de Santander, employing for said purpose, the equipment described in detail in Schedule V of the agreement signed as if it would be a Turn Key mode that shall encompass the obligation by PEI to carry out all of the activities required for the re-entry and assessment of the Cerro Gordo 1 well, for which PEI shall bear all of the costs and all of the risks in said contract terms.

VIII.
In the terms of the Share Agreement of April twenty fifth (25th) of two thousand and seven (2007) entered into between PEI and WELL LOGGING that sets forth as expiration date May twenty eighth (28th) of 2007 as aforementioned, said term is extended by virtue of the two month automatic extension granted by ANH until June twenty eighth (28th) of 2007.

IX.
Terms in item 2.1 of clause two (2) of the Share Agreement of April twenty fifth (25th) of two thousand and seven (2007), entered into between and by PEI and WELL LOGGING, set forth that “the obligation to do” under PEI’s responsibility, shall only be understood fully accomplished for all legal purposes (pursuant to the agreement entered into), once Agencia Nacional de Hidrocarburos (hereinafter ANH) issues a written communication to WELL LOGGING stating the compliance of the entire exploratory commitment corresponding to the First Phase of the Carbonera Contract Exploration Period, being this the essential condition that shall grant right to PEI to obtain a percentage of the “Share Interest” in said contract under those terms described hereinafter.

X.
The terms in item 2.2 of Clause Two (2) of the Share Agreement of April twenty fifth (25th) of two thousand and seven (2007) entered into between PEI and WELL LOGGING, set forth that once the condition set forth in immediately above item has been accomplished, PEI may request WELL LOGGING to ask ANH authorization for the official assignment on its behalf of the rights and obligations in the Carbonera Contract in the percentage of the “Share Interests” gained for complying with the obligation set forth in the immediately previous item.

XI.
PEI and TC OIL & SERVICES S.A., a corporation legally organized through public deed number two thousand four hundred and ninety twho (#2492) of October eleventh (11th) of two thousand and four (2004) issued by the Thirty Ninth (30th) Notary’s office, registered on December ninth (9th) of two thousand and four (2004) under number 00966026 of Book IX, a corporation with main domicile in the city of Bogota, D.C. identified with Tax Identification Number (TIN) 830.509.997-5, entered into on June 6th of 2007, an Share Rights Assignment Contract, corresponding to the 10% of PEI’s share in the Benefits derived from the Carbonera Contract, subject to compliance with its obligations set forth in the aforementioned Agreement.

XII.
The corporation OMEGA ENERGY COLOMBIA, borne on behald of PEI, “the obligations to do” consisting in the re-entry and interpretation of the Cerro Gordo 1 well acquired by PEI by entering into the Agreement.

XIII.
As compensation for the aforementioned works executed by OMEGA, PEI assigned in favor or Omega on June 20th of 2007, the percentage corresponding to its share in the Carbonera Contract equivalent to 53%.

XIV.	In this way, PEI at that time, TC OIL, OMEGA and now PETROSOUTH state that they know, understand and accept the existence and effectiveness of the Share Agreement between WELL LOGGING and C&C.

XV.
OMEGA and PETROSOUTH have decided to set forth the final terms and conditions in this document, which govern the share assignment of OMEGA to PETROSOUTH in the Carbonera Contract pursuant to provisions under this Agreement.

CLAUSE ONE.-Definitions and Interpretation:  For clarity purposes in the interpretation of this document, terms used in wording of this contract shall be understood in the corresponding technical language or, otherwise, in their natural and obvious sense according to the general use thereof unless otherwise specify herein.  For purposes of this contract in particular, those terms defined in this Clause shall be understoon within the scope assigned there to below:

•	Definitions:

“Agreement”:  means the documents so called “Share Agreement” of April twenty fifth (25th) of two thousand and seven (2007), entered into between PEI and WELL LOGGING, which is part of this contract (Schedule # 3).

“Sole Payment Agreement”:  means the private document so called (Sole Payment Agreement” and its schedule signed on October twentieth (20th) of two thousand and six (2006), where the terms for payment, securities, interests and penalties to be cancelled by PEI and/or QUALITY to TC or TC OIL were set forth for both pure and simple obligations such as those subject to suspension condition that PEI and/or Quality (debtors) have up to date.  In this definition, amendment number 1 to the “Sole Payment Agreement” signed by the parties past April twenty third (23rd) of two thousand and seven and its schedule, is included.

 “ANH”:  means AGENCIA NACIONAL DE HIDROCARBUROS of Colombia, Special Administrative Units in charge of administrating hydrocarbons in Colombia.

“Carbonera Contract”:  means the private document of December twenty eighth (28th) of two thousand and five (2005) entered into between WELL LOGGING and ANH, through which the Carbonera Exploration and Exploitation, being WELL LOGGING its Operator.

“PEI Equipment”:  means all of the pieces of equipment, materials, tools, spare parts and other elements, whether belonging to PEI, or rented, leased or contracted on its account and responsibility under any mode legally accepted, all of which shall be used by PEI for the execution of its obligations set forth in the AGREEMENT, as they are duly described in Schedule III thereto.  For all purposes, this definition includes in a special manner, the Workover rig duly equipped and available to carry our a Re-entry on a timely basis or “PEI Equipment” such as it is described in Schedule V thereto.

“Starting Date”:  means the date on which the Rig must be in conditions to star the Re-entry activities at the Cerro Gordo 1 Well by PEI.

“Net Incomes”:  are the incomes that are actually received by WELL LOGGING in its capacity of Operator o the Carbonera Contract (capacity which shall be subsequently taken over by PEI), corresponding to the sales of the production of Hydrocarbons obtained after discounting the money amounts corresponding to : (i) royalties, (ii) economic rights of ANH, (iii) taxes inherent to the hydrocarbon sales applicable at all times (without including income tax), (iv) operating and maintenance costs previously approved by the competent body for decision making under the JOA, including the abandonment provision, and (v) costs generated for handling and transporting the hydrocarbon production to the location where it is traded.

“Share Interest” means the share percentage in casts, expenses and Net Incomes of the Carbonera Contract, which in case of PEI, shall correspond to the sixty five per cent (65%) of said costs, expenses and Net Incomes, provided that, it has complied with its “obligation to do” pursuant to the terms of the AGREEMENT.

“Joint Operating Agreement” or “JOA” means the operation agreement entered into between WELL LOGGING, C&C, PEI and TC Oil within the sixty (60) days following the date of the communication by ANH stating the compliance with the obligation of the First Phase of the Carbonera Contract Exploration Period in order to regulated the rules that shall govern thereafter the joint operation thereof.

 “Party” or “Parties”:  is each of the parties described in this contract heading, considered individually or collectively, and who shall enter into the contract.

“Assigned Well”:  means the CERRO GORDO 1 well.

“Re-Entry”:  means the re-intervention activities at the Cerro Gordo 1 well, which includes the use of a workover unit to drill the abandonment plugs of the well, completion with production piping and preliminary testing to the well productions potential, from all of which the corresponding report shall be issued.  The re-entry shall also include the assessment of the Cerro Gordo 1 well.

“Rig”:  means the Equipment and the Drilling Unit of the wells and the rest of associated equipment, which descriptions and specifications are included in Schedule III of the AGREEMENT or pursuant to any modification that may be included.

•
Interpretation:  The tems used in this contract shall have the meaning assigned thereto in its text and as such must be understood at the time of construing it, being irrelevant if they are in capital letters or small letters, in singular or plural, terms that have full effect in respect of this contract, schedules and documents that so modify it and/or add it.

•
Regulation References:  Any reference made in this contract to any Law, Decree, Resolution, Administrative Act, Agreement, Circular, Statute and in general, any legal binding regulation for the Parties, shall include its modifications and/or subsequent additions and new regulations and rules, so that as to the topic specifically regulated in the Contract, must abide in every case to the applicable regulations in force.

CLAUSE TWO.-Purpose of the Contract:  THE ASSIGNOR assignes in favor of THE ASSIGNEE, the six per cent (6%) over the fifty three per cent (53%) – pursuant to the table shown at the end of this clause – of the “Share Interests” acquired by virtue of entering into the “Agreement”, that is, the percentage mentioned on the percentage on which it is a holder in the Carbonera Block, provided that THE ASSIGNOR proves fully compliance with the obligation related to Re-entry and assessment of the Cerro Gordo 1 well set forth in the aforementioned AGREEMENT.  The “Share Interests” of the Carbonera Contract shall remain as follows:

PEI	2%
WELL LOGGING	25%
C&C	10%
TC OIL & Services S.A.	10%
OMEGA ENERGY COLOMBIA	47%
PETROSOUTH	6%
TOTAL	100%

CLAUSE THREE.- Scope of the Assignment:  THE ASSIGNEE for the fact of assigning the six per cent (6%) out of the fifty three per cent (53%) of the “Share Interests” on its behalf, - as shown in the table at the end of the immediately previous clause - , it bears full right on said percentage, the rights corresponding to the 6% included in the aforementioned “Agreement” and that correspond to THE ASSIGNOR, likewise producing the assignment of shares, rights, privileges, obligations and legal benefits inherent to the nature and conditions foreseen in the contract.  In this way, one Phase 2 has started, the assignee starts to participate, in respect to its percentage, in every right and obligation derived therefrom.

THE ASSIGNOR shall be responsible before THE ASIGNEE for the existence and validity of the “Share Agreement” of April twenty fifth (25th) of two thousand and seven (2007), entered into between PEI and WELL LOGGING, which caused the assignment in its favor by PEI in the “Share Interests” and that for this act, the 6% is assigned.  THE ASSIGNOR shall also be responsible for the future compliance with the obligations of WELL LOGGING, for which THE ASSIGNEE shall notify the delay or the failure to comply of its obligations to THE ASSIGNOR, within the ten (10) days subsequent to the fact constituting the delay or the failure to comply.

CLAUSE FOUR.  Statements and Effects of this contract:

a)
THE ASSIGNOR expressly states that has not assigned the six per cent (6%) subject matter of this assignment, corresponding to the fifty three per cent (53%) of the “Share Interests” acquired in the Carbonera Block subject matter of this assignment – as shown in the table of the aforementioned Clause One.

b)	THE ASSIGNEE expresses that it knows the “Share Agreement” of April twenty fifth (25th) of two thousand and seven (2007), entered into between PEI and WELL LOGGING.

c)
The assignment of the six per cent (6%) of the fifty three percent (53%) of the “Share Interests” acquired by the Assignor by virtue of entering into the Assignement in its favor by PEI included in this document, implies that THE ASSIGNOR is substituted by THE ASSIGNEE in said share, which is subject matter of this assignment in the terms and conditions thereof.

d)
The assignment included in this document implies that the shares, privileges and legal benefits inherent to the nature and conditions of the contract, but it does not transfer those related to cause not under its control or in the capacity or condition of the contractors’ personnel.

e)
It is clear and expressly understood that this assignment refers solely and exclusively to the six per cent (6%) of the fifty three per cent (53%) of the “Share Interests” acquired by THE ASSIGNOR by virtue of entering into the assignment formerly mentioned herein in its favor.

The foregoing means that THE ASSIGNEE shall acquire the six per cent (6%) in the Carbonera Block share derived from one part of the Carbonera Contract and the other part of the assignment, entered into in its favor by PEI, as compensation for the amount of four hundred and twenty thousand American dollars ((USD$420.000).  For said reason, the purpose of entering into this agreement is that THE ASSIGNEE acquires said share percentage and obtains the credits and debits generated by said percentage.

CLAUSE FIVE.- Value and Way of Payment:  The total value agreed by the parties for the percentage subject matter of this assignment is FOUR HUNDERED AND TWENTY THOUSAND AMERICAN DOLLARS (USD$420.000), being it the value corresponding to each point equivalent to seventy thousand American dollars (USD$70.000,00), in this way said value shall be cancelled in the way set forth in item 2 as a result of the following procedure:

1.
The Assignee must cancel the amount corresponding to one million American dollars (USD$1.000.000,oo) on September 10th of 2007, to PETROLEUM EQUIPTMENT INTERNATIONAL LTDA., as set forth in the Memorandum or Understanding of the Buenavista Block, signed by the parties hereto on June 7 of 2007.

1.1
However, since the payment corresponding to the aforementioned September 10th shall be cancelled on August 14 of 2007, (payable at a MRR of $2006 pesos), a discount over this obligation corresponding to the amount of fifty thousand American dollars (USD$50.000,oo) shall proceed.

1.2
In this way, the obligation set forth in Clause 2 Item (iii) of the Buenavista Block Memorandum or Understanding, referred to in item 1, shall correspond to nine hundred and fifty thousand American dollars (USD$950.000,oo) once the discount for advance payment has been made.  The amount shall be allocated as follows:

-	The assignee shall draw in favor of Bancolombia TIN 890903938-8, the amount corresponding to one hundred thirty three million seventy eight thousand Colombian pesos ($133.078.000,oo).

-
The assignee shall draw the remaining amount corresponding to one thousand eight hundred seventy two million nine hundred and twenty two thousand Colombian pesos ($1.872.922.000,oo) on a check in favor to OMEGA ENERGY COLOMBIA.

From this amount, the Assignor shall proceed to cancel the amount to cover the 60% of the 80% of it Share Interests in the Talora Block for Seismic.

2.	Way of Payment, corresponding to the 6% assigned in the Carbonera Block for the amount of (USD$420.000,oo) shall proceed as follows:

2.1
The amount discounted from the Assignee’s obligation in the Buenavista Block equivalent to fifty thousand American dollars (USD$50.000,oo) shall be allocated as an advance to cancel the obligation of this contract “Carbonera Block” on August 14 of 2007.

2.2	The Assignee shall cancel ten thousand American dollars (USD$10.000,oo), to cover Petrophysics activities at the Carbonera Block.

2.3
The remaining, equivalent to three hundred and sixty thousand American dollars (USD$360.000,oo), shall be cancelled once the communication by ANH through which compliance with the Obligation consisting in the Re-entry to the Cerro Gordo 1 has been delivered to the ASSIGNEE.

CLAUSE SIX.- Suspension Condition:  As indicated, the assignment contract is subject to the compliance with the following Suspension Condition:

On the one hand, OMEGA must deliver the next thirtieth (30th) of September of two thousand and seven (2007) at the latest, a copy of the communication by ANH with which it is understood the “re-entry obligation” referred to in the recitals herein has been complied with.

In the even this condition is not complied with within the maximum periods set forth herein and/or the delivery of the aforementioned letter, it shall be then understood that the condition has failed and therefore, things shall go back to the previous status, meaning that things shall go back to their initial status.

CLAUSE SEVEN.- Notice of the Assignment:  Both the ASSIGNOR and the ASSIGNEE are responsible for obtaining the authorization of this assignment and signing of this document in sign of notification and acceptance thereof, upon compliance with the provisions set forth in clause thirty three (33) of the “Agreement”.

CLAUSE EIGHT.- Assignment before ANH:  Under the terms of 2.2 of clause two (2) of the “Agreement”, once the condition referred to in item 2.1 of said clause is complied with, OMEGA binds itself to deliver and for said purpose, it shall request WELL LOGGING that through it and before ANH to authorize the official assignment in its favor and in favor of PETROSOUTH in the aforementioned percentage and that is subject matter of this contract, the assignment of rights and obligations are deemed of result nature.

CLAUSE NINE.- Responsibility as to Data, Reports and Inspections:  During the effectiveness of this contract and any of its extensions, OMEGA shall allow PETROSOUTH and its employees duly authorized and authorized representatives to inspect every work carried our and related to the Agreement.  OMEGA shall keep and authentic and exact record of the progress of the activities and should inform PETROSOUTH on the matter.

CLAUSE TEN.- PEI’s Share in the Carbonera Contract:

•
Pursuant to the purpose of the Agreement, the initial investment of PEI in the Carbonera Project is represented in principle by the contribution in kind of all of the activities that in accordance with the purpose thereof it shall develop for the Re-entry as described in the previous clauses regulating this activity, included the Cerro Gordo 1 well assessment as set forth herein.

•
In the event that the Cerro Gordo 1 well does not provide the expected result, that is, to be declared non commercial, it shall be PEI’s obligation to proceed to the technical and legal abandonment of the well, activity that shall be deemed as part of the “obligation to do” pursuant to the Agreement, otherwise, that is, is the well is a hydrocarbon commercial producer, PEI’s obligation shall be until the well is under production activities.

•
As it was pointed out in Clause Two (2) of the Agreement, as soon as ANH has informed in writing to WELL LOGGING about the compliance with the obligation of First Phase of the Cabronera Contract Exploration Period, PEI shall immediately deem itself owner of the “Share Interests” equivalent to the duty and right to contribute with costs and expenses, as well as receiving net incomes that might be received for crude oil and/or gas sales from the Cerro Gordo 1 well and from all of the other wells that proportion to the sixty five (65%) of the entirety of the rights, interests and obligations of the Carbonera Contract

•	“Share Interests” constitiution in a percentage of sixty per cent (65%) shall be as follows:

1.	A percentage equivalent to the 50% of the Carbonera Contract shares shall be discounted from the “Share Interest” of WELL LOGGING in favor of PEI.

2.	A percentage equivalent to the 15% of the Carbonera Contract shares shall be discounted from the “Share Interest” of C&C in favor of PEI.

•
Pursuant to the foregoing, and by virtue of this assignment, and once PEI has received the certificate issued by ANH through which full compliance with the “obligation to do” related to the Re-entry and assessment of Cerro Gordo 1 well by PEI is confirmed, the “Share Interests” of the Carbonera Contract shall be as follows:

PEI	2%
WELL LOGGING	25%
C&C	10%
TC OIL & Services S.A.	10%
OMEGA ENERGY COLOMBIA	47%
PETROSOUTH	6%
TOTAL	100%

CLAUSE ELEVEN.- Penal Clause:  In the event the aforementioned suspension condition takes place, that is, that obligations derived from this contract fully operate, it is expressly agreed that in case of failure to comply with any of the obligations borne by OMEGA, PETROSOUTH shall be entitled to demand forthwith an amount equivalent to the TEN PER CENT (10%) of the this contract value, amount which may be charged by executive via, without needing any requirement or default condition, or judicial statement, without this meaning the exoneration of the main obligation and without any reduction in charging the damages that may be derived from the failure to comply.

As a consequence of the aforementioned default, and without prejudice of charging the penal clause set forth in the previous item, the reversion foreseen in the previous clause six (6) shall apply, that is and in consequence, things shall go back to the previous status meaning this that the obligations derived from, which are responsibility of OMEGA and PETROSOUTH, shall continue as if they had never happened.

CLAUSE TWELVE.- No recognition to oral provisions:  The parties by mutual agreement hereby express that they shall not recognize any validity whatsoever to oral provisions related to this contract, which shall constitutes a full and complete agreement that leaves without effect any other oral or written agreement entered into between them formerly.

CLAUSE THIRTEEN.- Schedules:  THE ASSIGNOR delivers to THE ASSINEE, on the date the contract is signed, a simple copy of the following documents:

1.	Certificate of Incorporation and Legal Representation of OMEGA ENERGY COLOMBIA issued for said purposes by the Chamber of Commerce of Bogota.

2.	“Share Agreement” of April twenty fifth (25th) of two thousand and seven (2007), entered into between and by PEI and WELL LOGGING.

3.	Exploration and Exploitation Carbonera Contract entered into between and by WELL LOGGING and AGENCIA NACIONAL DE HIDROCARBUROS of December twenty eighth (28th) of two thousand and five (2005).

4.	“Share Agreement” of June six (6) of two thousand and seven (2007), entered into between and by PEI and TC OIL.

5.	“Assignment Contract” of June twentieth (20th) of two thousand and seven (2007), entered into between and by PEI and OMEGA.

CLAUSE FOURTEEN.- Notices:  For all purposes of this contract, the parties hereto shall receive notices at the following addresses:

THE ASSIGNOR:	OMEGA ENERGY COLOMBIA
Calle 113 No.7-21, OF.711.Bogota, D.C.
Telephone Number: 6291705

THE ASSIGNEE:	PETROSOUTH ENERGY CORPORATION
Carrera 7 No.73-55 Piso 7
Telephone Number: 3138337

Notices or communications that might be required shall be given when such notices or communications are informed to the parties simultaneously by fax and which receipt is mentioned thereof, and through post paid mail to the addresses indicated in the previous clause or to any other address that may be subsequently informed as replacement or substitution thereof.  The foregoing does not hinder that such notices or communications to be delivered in person, provided that the deliveries are made at the addresses indicated and there is evidence of receipt by the incumbent.

CLAUSE FIFTEEN.- Expenses and Taxes:  The entirety of the expenses and taxes derived from this assignment shall be in equal shares by THE ASSIGNOR and THE ASSIGNEE.

This contract is understood in force as t of the first day (1st) of August of 2007.

IN WITNESS HEREOF, in respect of its contents and obligations derived from herein for each of the parties hereto, this contract is signed in two counter parts of the same tenor and delivered to each party with acknowledgement of signature and content before a Public Notary in Bogota, Department of Cundinamarca, Republic of Colombia, this thirteenth (13th) day of AUGUST of TWO THOUSAND AND SEVEN (2007).

By THE ASSIGNOR:
Omar Leal Quiroz
c.c.91.241.011 issued in Bogota, D.C.
Legal Representative
OMEGA ENERGY COLOMBIA

By THE ASSGINEE
Felipe Pimienta Barros
c.c.79.785.924 issued in Valledupar (Cesar)
Legal Representative
PETROSOUTH COLOMBIAN BRANCH

1

AMENDMENT No. 1

TO THE ASSIGNMENT CONTRACT OF SHARE RIGHTS OF OMEGA
ENERGY COLOMBIA IN THE CARBONERA CONTRACT SHARE
AGREEMENT (ENTERED INTO BETWEEN WELL LOGGING LTDA and
PETROLEUM EQUIPMENT INTERNATIONAL LTDA) and in consequence IN
THE CARBONERA BLOCK IN FAVOR OF PETROSOUTH ENERGY
CORPORATION – COLOMBIAN BRANCH

Between the undersigning, namely:  OMAR LEAL QUIROZ, of legal age, domiciled and resident in the city of Bogota D.C., identified with citizenship card No. 91.241.011 issued in Bucaramanga (Santander), who for purposes of this act is acting in his capacity of Manager and Legal Representative of OMEGA ENERGY COLOMBIA, a corporation legally organized through pubic deed No. two thousand nine hundred and sixty three (#2963) issued on November twenty ninth (29th) of two thousand (2000) by the Forty Fifth Notary’s office (45th) of the Circle of Bogota registered on February fifth (5th) of who thousand (2000) under number 70154 of Book 06, a corporation with main domicile in the city of Bogota, D.D., identified with tax identification number (TIN) 830.081.985-1, all of this certified in the Certificate of Incorporation and Legal Representation issued for said purpose by the Chamber of Commerce of the city of Bogota, which is attached to this contract to be part thereof (Schedule #1), duly entitled to enter into this Agreement, in accordance with its by-laws, and who hereinafter and for said purposes shall be called OMEGA or THE ASSIGNOR, and on the other hand:  PETROSOUTH ENERGY CORPORATION – COLOMBIAN BRANCH, a corporation legally organized through public deed No. Six hundred and fifty seven (#00657) of two thousand and seven (2007) issued by the Forty Fifth Notary’s Office (45th) of the Circle of Bogota, domiciled in the city of Bogota, D.C., identified with tax identification number (TIN) 900.140.614, legally represented by Mr. FELIPE PIMIENTA BARROS, of legal age, domiciled and resident in the city of Bogota, D.C., identified with citizenship card No. 79.785.924 issued in Valledupar (Cesar), all of this certified in the Certificate of Incorporation and Legal Representation issued for said purpose by the Chamber of Commerce of the city of Bogota, which is attached to this contract to become part thereof (Schedule #2), duly entitled to enter into this Agreement by the Board of Directors of the Corporation, who hereinafter and for all purposes thereof shall be called PETROSOUTH or THE ASSIGNEE, have decided to enter into this Share Agreement,

WHEREAS

I.
WELL LOGGING LTDA. (hereinafter WELL LOGGIN), a commercial corporation duly organized under the laws of the Republic of Colombia, with Tax Identification Number (TIN) 830.013.746-3, entered into with ANGENCIA NACIONAL DE HIDROCARBUROS (hereinafter the ANH) on December twenty eighth (28th) of two thousand and five (2005), the Carbonera Exploration and Exploitation Contract (hereinafter the Carbonera Contract), being it the Operator thereof.

2

II.
WELL LOGGING currently has a Private Share Agreement fully in force with C&C ENRGIA BARBADOS SUCURSAL COLOMBIA, for which C&C has rights and obligations to contribute with costs and expenses and to receive Net Incomes that WELL LOGGING may obtain upon developing the Carbonera Contract by a twenty five per cent (25%).

III.
PEI and WELL LOGGING enter into the Share Agreement of April twenty fifth (25th) of 2007, through which it was set forth that the “obligation to do” by PEI shall only be understood fully complied with for all legal purposes (in accordance with the agreement entered into) once Agencia Nacional de Hidrocarburos (hereinafter so called ANH) has issued a written communication to WELL LOGGING where full compliance with the exploratory commitment corresponding to First Phase of the Carbonera Contract Exploration Period is confirmed, being this the essential condition that shall entitle PEI to obtain a percentage in the “Share Interest” in said contract under those terms described hereinafter.

IV.
The terms in item 2.2 of clause Two (2) of the Share Agreement of April twenty fifth (25th) of two thousand and seven (2007) entered into between PEI and WELL LOGGING, set forth that once the condition set forth in the immediately above item has been accomplished, PEI may request WELL LOGGING to ask ANH authorization for the official assignment on its behalf of the rights and obligations in the Carbonera Contract in the percentage of the “Share Interest” gained for complying with the obligation set forth in the immediately previous item.

V.
PEI assigned in favor of OMEGA, on June 20th of 2007, the percentage corresponding to its share in the Carbonera Contract equivalent to the 53% as compensation for the “obligations to do” consisting in the re-entry and assessment of the Cerro Gordo 1 well acquired by PEI by entering into the Agreement.

VI.
OMEGA and PETROSOUTH entered into, on August 13th of 2007, the Assignment Contract of Share Rights in the Carbonera Contract share agreement (entered into between WELL LOGGING LTDA and PETROLEUM EQUIPTMENT INTERNATIONAL LTDA) and therefore, the Carbonera Block in favor of PETROSOUTH ENERGY CORPORATION – Colombian branch.

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VII.	Clause Five of the aforementioned Assignment Contract set forth the Value and Way of Payment corresponding to the 6% of the assignment as follows:

“The total value agreed by the parties for the percentage subject matter of this assignment is FOUR HUNDRED AND TWENTY THOUSAND AMERICAN DOLLARS (USD$420.000), being it the value corresponding to each point equivalent to seventy thousand American dollars (USD70.000,oo), in this way said value shall be cancelled in the way set forth in item 2 as a result of the following procedure:

1.
The Assignee must cancel the amount corresponding to one million American dollars (USD$1.000.000,oo) on September 10th of 2007, to PETROLEUM EQUIPMENT INTERNTIONAL LTDA., as set forth in the Memorandum of Understanding of the Buenavista Block, signed by the parties hereto on June 7 of 2007.

1.1
However, since the payment corresponding to the aforementioned September 10th shall be cancelled on August 14 of 2007, (payable at a MRR of $2006 pesos), a discount over this obligation corresponding to the amount of fifty thousand American dollars (USD$50.000,00) shall proceed.

1.2
In this way, the obligation set forth in Clause 2 Item (iii) of the Buenavista Block Memorandum of Understanding, referred to in item 1, shall correspond to nine hundred and fifty thousand American dollars (USD$950.000,oo) once the discount for advance payment has been made.  The amount shall be allocated as follows:

-	The assignee shall draw in favor of Bancolombia TIN 890903938-8, the amount corresponding to one hundred thirty three million seventy eight thousand Colombian pesos ($133.078.00,oo)

-
The assignee shall draw the remiaing amount corresponding to one thousand eight hundred sevety two million nin hundred and twenty two thousand Colombian pesos ($1.872.922.000,oo) on a check in favor to OMEGA ENERGY COLOMBIA.

From this amount, the Assignor must proceed to cancel the amount to cover the 60% of the 80% of its Share Interests in the Talora Block for Seismic.

2.	Way of Payment, corresponding to the 6% assigned in the Carbonera Block for the amount of (USD$420.00,oo) shall proceed as follows:

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2.1
The amount discounted from the Assignee’s obligation in the Buenavista Block equivalent to fifty thousand American dollars (USD$50.000,oo) shall be allocated as an advance to cancel the obligation of this contract “Carbonera Block” on August 14 of 2007.

2.2	The Assignee shall cancel ten thousand American dollars (USD$10.000,oo), to cover Petrophysics activities at the Carbonera Block.

2.3
The remaining, equivalent to three hundred and sixty thousand American dollars (USD#360.00.oo), shall be cancelled once the communication by ANH through which compliance with the Obligation consisting in the Re-entry to the Cerro Gordo 1 has been delivered to the ASSIGNEE.

After the above considerations, the “Assignment Contract of the Share Rights of OMEGA ENERGY COLOMBIA in the Carbonera Contract Share Agreement (entered into between WELL LOGGING LTDA and PETROLEUM EQUIPMENT INTERNATIONAL LTDA) and therefore in the Carbonera block in favor of PETROSOUTH ENERGY CORPORATION – COLOMBIAN BRANCH” is modified under the following terms:

CLAUSE ONE.-The parties hereto agree to modify Clause Five in the Assignment Contract of OMEGA ENERGY COLOMBIA to PETROSOUTH ENERGY CORPORATION – COLOMBIAN BRANCH, of the Carbonera Block, for clarifying the following payments and allocations

1.2…
“The assignee shall draw the remaining amount corresponding to one thousand eight hundred seventy two million nine hundred and twenty two thousand Colombian pesos ($1.872.922.000,oo) on a check in favor to OMEGA ENERGY COLOMBIA.

From this amount, the Assignor shall proceed to cancel the amount to cover the 60% of the 80% of its Share Interests in the Talora Block for Seismic.

The percentage which should have been allocated for seismic activities at the Talora Block by the ASSIGNOR, OMEGA ENERGY COLOMBIA, shall not be allocated for said purpose since it was determined that it was not convenient to carry out Seismic activities at the Talora Block

2.3
The remaining equivalent to three hundred and sixty thousand American dollars (USD#360.000.oo), shall be cancelled once the communication by ANH through which compliance with the Obligation consisting in the Re-entry to the Cerro Gordo 1 has been delivered to the ASSIGNEE.

The percentage equivalent to the amount of (USD$360.000), shall be cancelled by PETROSOUTH on October 8th of 2007, on behalf of OMEGA ENERGY COLOMBIA, to cancel the remaining payment corresponding to the 6% of the share rights acquired by PETROSOUTH in the Carbonera Block with check No.4977803 of Citibank.

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Accordingly, the percentage corresponding to the 6% of the share interest of OMEGA ENERGY COLOMBIA in the Carbonera Block acquired and fully cancelled by PETROSOUTH are clear of any encumbrance whatsoever.

CLAUSE TWO.- CONTINUANCE:  The parties hereto express that the other clauses of the “Assignment Contract of Share Rights of OMEGA ENERGY COLOMBIA in the Carbonera Contract Share Agreement (entered into between WELL LOGGING LTDA and PETROLEUM EQUIPMENT INTERNATIONAL LTDA) and therefore in the Carbonera block in favor of PETROSOUTH ENERGY CORPORATION – COLOMBIAN BRANCH” entered into on August 13th of 2007, continue in force in all their content.

IN WITNESS HEREOF, in respect of its content and obligations derived from herein for each of the parties hereto, this contract is signed in two counter parts of the same tenor and delivered to each party in Bogota, Department of Cundinamarca, Republic of Colombia, this fourth day of October of 2007

By THE ASSIGNOR:
Omar Leal Quiroz
c.c.91.241.011 issued in Bogota, D.C.
Legal Representative
OMEGA ENERGY COLOMBIA

By THE ASSIGNEE
Felipe Pimienta Barros
c.c.79.785.924 issued in Valledupar (Cesar)
Legal Representative
PETROSOUTH COLOMBIAN BRANCH